UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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DIGITAL RIVER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2005

Dear Stockholder:

On behalf of Digital River, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 3:30 p.m. local time on Wednesday, May 25, 2005, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. At the meeting, stockholders will be asked:

(1)         To elect one director to hold office until the 2008 Annual Meeting of Stockholders;

(2)         To approve an amendment and restatement of the Company’s 1998 Stock Option Plan that would combine the 1998 Plan with the Company’s 1999 Stock Option Plan and would give the Company the flexibility to grant restricted stock awards, restricted stock unit awards and performance shares, in addition to incentive and nonstatutory stock options, to the directors, employees and consultants of the Company and its subsidiaries under the combined plan;

(3)         To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005; and

(4)         To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice and Proxy Statement describe these proposals in detail. Please review the proposals carefully. In particular, we ask your support for the proposed changes to our existing stock option plans as described in Proposal 2. We believe that the proposed changes will help management achieve important goals benefiting the Company and its stockholders, including the ability to offer a variety of equity incentives, which is critical to the Company’s position within the competitive market for qualified personnel, using less dilutive restricted stock and other full value awards as an alternative to stock options. The proposed changes also include several limitations and other features designed to better align the Company’s and the stockholders’ expectations for stock-based compensation in accordance with the various guidelines established by institutional stockholders. Finally, the proposed changes would combine and simplify our option plans without increasing the number of shares reserved for future issuances. We welcome any questions that you may have with respect to the proposals and encourage you to contact the Company through our Investor Relations department at 952-253-1234.

The Board of Directors and management of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided or, if eligible, cast your vote via the Internet in accordance with the instructions on the enclosed proxy card, whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

We appreciate your interest in the Company.

Very truly yours,

Joel A. Ronning
Chief Executive Officer

DIGITAL RIVER, INC.

9625 WEST 76TH STREET, SUITE 150

EDEN PRAIRIE, MN 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2005

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the “Company”), will be held on Wednesday, May 25, 2005, at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the following purposes:

(1)         To elect one director to hold office until the 2008 Annual Meeting of Stockholders;

(2)         To approve an amendment and restatement of the Company’s 1998 Stock Option Plan that would combine the 1998 Plan with the Company’s 1999 Stock Option Plan and would give the Company the flexibility to grant restricted stock awards, restricted stock unit awards and performance shares, in addition to incentive and nonstatutory stock options, to the directors, employees and consultants of the Company and its subsidiaries under the combined plan;

(3)         To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005; and

(4)         To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 28, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

CARTER D. HICKS
Secretary
Eden Prairie, Minnesota
April 7, 2005

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU DO NOT RETURN THE ENCLOSED PROXY, YOU MAY VOTE YOUR SHARES ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 25, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Digital River, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 25, 2005, at 3:30 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. The Company intends to mail this proxy statement and accompanying proxy card on or about April 7, 2005 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company, who will not be paid any additional compensation for such services. The Company engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on March 28, 2005 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 28, 2005, the Company had outstanding and entitled to vote 34,198,131 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of the Stockholder

Stockholders of record may grant a proxy to vote shares of Company Common Stock by using a touch-tone telephone to call 1-800-560-1965 or via the Internet by accessing the website http://www.eproxy.com/driv. You will be required to enter the Company number, a seven-digit control number (these numbers are located on the proxy card) and the last four digits of your social security number or tax identification number. If voting via the Internet, you will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and you will be prompted to submit or revise them as desired. Votes submitted by telephone or via the Internet must be received by 12:00 noon, Central Time, on May 24, 2005. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may go to http://www.proxyvote.com to grant a proxy to vote your shares by means of the Internet. Votes submitted via the Internet must be received by 12:00 noon, Central Time, on May 24, 2005. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. A beneficial owner who wishes to vote at the meeting must have an appropriate proxy from his or her broker or bank appointing that beneficial owner as attorney in fact for purposes of voting the beneficially held shares at the meeting.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company’s principal executive office, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2006 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 9, 2005. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy, must have given written notice delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on February 23, 2006, nor earlier than the close of business on January 24, 2006. Stockholders also are advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

The Board of Directors presently has six members and one vacancy. There is one director in the class whose term of office expires in 2005 (Thomas F. Madison), and the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board has nominated Mr. Madison to stand for reelection at the upcoming Annual Meeting. Mr. Madison is currently a director of the Company who was previously elected by the stockholders. There is one vacancy on the Board of Directors in the class standing for reelection this year. If elected at the Annual Meeting, Mr. Madison would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating Committee may propose. The nominee has agreed to serve if elected, and the Nominating Committee and management have no reason to believe that the nominee will be unable to serve.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2008 ANNUAL MEETING:

THOMAS F. MADISON

Mr. Madison (69) has served as a director of the Company since August 1996. Since January 1993, he has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. From December 1996 to March 1999, Mr. Madison served as Chairman of Communications Holdings, Inc., a communications and systems integration company. From August 1999 to March 2000, Mr. Madison served as Chairman of AetherWorks, Inc., a provider of Internet telephony and data networking solutions for the telecommunications industry. From February 1994 to September 1994, Mr. Madison served as Vice Chairman and Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US WEST Communications Markets, a division of US WEST, Inc. Mr. Madison serves as a director of Valmont Industries Inc., Delaware Group of Funds, Center Point Energy and Rimage Corporation, and, since September 2003, he has served as Chairman of Banner Health System.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING:

WILLIAM J. LANSING

Mr. Lansing (46) has served as a director of the Company since November 1998. Mr. Lansing is currently the Chief Executive Officer and a member of the Board of Directors of Valuevision Media, Inc. Mr. Lansing was a general partner at General Atlantic Partners from September 2001 to December 2003. Mr. Lansing served as Chief Executive Officer at NBCi from April 2000 to August 2001. From May 1998 to

March 2000, Mr. Lansing was an executive officer with Fingerhut Companies, Inc. and most recently served as its Chief Executive Officer. From October 1996 to May 1998, Mr. Lansing served as Vice President for Business Development for General Electric Corporation. From January 1996 to October 1996, he was Chief Operating Officer at Prodigy Services Company. From September 1986 to December 1995, Mr. Lansing was employed by McKinsey & Co. Mr. Lansing is a member of the Board of Directors of RightNow Technologies, Inc.

FREDERIC M. SEEGAL

Mr. Seegal (57) has served as a director of the Company since June 2000. Since September 2002, Mr. Seegal has been a Managing Executive of Stephens Financial Group, an investment bank. From 1994 to 2001, Mr. Seegal served as President of Dresdner Kleinwort Wasserstein, Inc. and its predecessors, an investment bank. From 1990 to 1994, Mr. Seegal was Managing Director/Co-Head of Domestic Corporate Finance at Salomon Brothers. Prior to that, Mr. Seegal was in charge of Lehman Brothers’ investment banking activities in the Media & Communications Industries. Mr. Seegal is President of the American Ballet Theatre and also is on the Board of the San Francisco Opera and The Neuberger Museum of Art.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING:

JOEL A. RONNING

Mr. Ronning (48) founded the Company in February 1994 and has been Chief Executive Officer and a director of the Company since that time. From February 2001 to February 2004, Mr. Ronning was a member of the Office of the President, and from February 1994 to July 1998, he also was President of the Company. From May 1995 to December 1999, Mr. Ronning served as Chairman of the Board of Directors of Tech Squared, Inc., a direct catalog marketer of software and hardware products, and from May 1995 to July 1998, he served as Chief Executive Officer, Chief Financial Officer and Secretary of Tech Squared, Inc. From May 1995 to August 1996, Mr. Ronning also served as President of Tech Squared, Inc. Mr. Ronning founded MacUSA, Inc., formerly a wholly owned subsidiary of Tech Squared, Inc., and he served as a director of MacUSA, Inc. from April 1990 to December 1999. From April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA, Inc.

PERRY W. STEINER

Mr. Steiner (39) has served as a director of the Company since April 1998 and served as President of the Company from August 1998 to February 2001. Since February 2001, Mr. Steiner has served as a Managing Director of Arlington Capital Partners, a private equity fund. Previously, Mr. Steiner served as senior member of Wasserstein Perella & Co., Inc., an investment banking firm, and as a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West.

J. PAUL THORIN

Mr. Thorin (61) has served as a director of the Company since June 1996. Since September 2000, Mr. Thorin has served as Vice President and General Counsel of ArrayComm, Inc., a wireless technology company. From July 2000 to September 2000, Mr. Thorin served as Vice President and General Counsel of Mindmaker, Inc., a developer of artificial intelligence technologies. From April 1996 to July 2000, Mr. Thorin served as General Counsel of Fujitsu America Inc., a subsidiary of Fujitsu Limited, and from June 1997 to July 2000 he served as its Vice President and General Counsel.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2004, the Board of Directors held nine meetings and acted by unanimous written consent two times. The Board has an Audit Committee, a Compensation

Committee, a Nominating Committee and a Finance Committee. In addition, in February 2005, the Board of Directors appointed Thomas F. Madison as the Lead Director of the Board for the purposes of overseeing and evaluating matters of corporate and Board governance.

During the fiscal year ended December 31, 2004, each of the directors attended at least 75% of the total meetings of the Board and of the committees on which he served and which were held during the period he was a director or committee member, except for Mr. Steiner who was unable to attend three Board meetings. The Company encourages, but does not require, directors to attend the annual meeting of stockholders. In 2004, Messrs. Ronning and Madison attended the annual meeting.

Audit Committee

The Audit Committee of the Board of Directors of the Company oversees the Company’s corporate accounting and financial reporting processes and audits of the Company’s financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement and compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statement reviews. During 2004, the Audit Committee was composed of three non-employee directors: Messrs. Madison, Thorin and Steiner. The Audit Committee met nine times during the last fiscal year. All members of the Company’s Audit Committee are independent (as independence is currently defined in rules promulgated by the SEC and the NASD), and the Board has determined that Mr. Madison is an “audit committee financial expert” as defined in rules promulgated by the SEC. The Board of Directors has adopted a written Audit Committee Charter, a copy of which was attached as Appendix A to the Company’s proxy statement for the annual meeting of stockholders held on May 19, 2003.

Compensation Committee

The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Seegal. It met two times during the last fiscal year. All members of the Company’s Compensation Committee are independent (as independence is currently defined in the rules promulgated by the NASD). A copy of the Compensation Committee Charter was attached as Appendix B to the Company’s proxy statement for the annual meeting of stockholders held on May 19, 2003.

Nominating Committee

The Board of Directors established the Company’s Nominating Committee in February 2004. The Nominating Committee identifies, reviews, evaluates, recommends and approves candidates for membership on the Board and its various committees, and also is responsible for oversight of corporate governance issues. The Nominating Committee is composed of five non-employee directors: Messrs. Madison, Lansing, Thorin, Seegal and Steiner. It met once during the last fiscal year, as well as on

February 10, 2005 to act with respect to the nomination of Mr. Madison, who stands for reelection at the upcoming Annual Meeting. All members of the Company’s Nominating Committee are independent (as independence is currently defined in the rules promulgated by the NASD). The Board of Directors has adopted a written Charter for the Nominating Committee, a copy of which was attached as Appendix A to the Company’s proxy statement for the annual meeting of stockholders held on May 24, 2004.

The Company’s bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. To date, the Company has not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the slate of nominees presented at the Company’s annual meeting of stockholders. The Nominating Committee will consider qualified candidates for director suggested by the stockholders. Stockholders can suggest qualified candidates for director by writing to the attention of the Company’s Corporate Secretary at 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. The Company will forward submissions that it receives which meet the criteria outlined below to the Nominating Committee for further review and consideration. Any stockholder submissions should be forwarded to the Company’s Corporate Secretary at least six months prior to the anniversary of the 2005 Annual Meeting to ensure time for meaningful consideration. The Nominating Committee also may develop other more formal policies regarding stockholder nominations.

Although the Nominating Committee has not formally adopted minimum criteria for director nominees, the Nominating Committee does seek to ensure that the members of the Company’s Board possess both exemplary professional and personal ethics and values and an in-depth understanding of the Company’s business and industry. The Nominating Committee also believes in the value of professional diversity among members of the Board, and it feels that it is appropriate for members of the Company’s senior management to participate as members of the Board. The Nominating Committee requires that at least one member of the Board qualify as an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of independence under rules promulgated by the NASD.

The Nominating Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue to serve on the Company’s board are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with the benefits of bringing on members with new perspectives. If any member of such class of directors does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member of such class of directors for reelection, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above.

Finance Committee

The Finance Committee advises senior management with respect to various strategic undertakings, including capital raising activities, acquisitions and other financial matters. The Finance Committee is composed of Messrs. Seegal and Lansing and it meets only occasionally as may be necessary to assist senior management. All members are independent (as independence is currently defined in the rules promulgated by the NASD). The Finance Committee has not adopted a written charter.

CODE OF CONDUCT AND ETHICS

The Company has adopted a Code of Conduct and Ethics that applies to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Chief Financial Officer and its Controller. The Company will provide a copy of the Code to any person, without charge, upon request.

Such requests can be made in writing to the Company’s Corporate Secretary at 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. To the extent permitted by the rules promulgated by the NASD, the Company intends to disclose any amendments to, or waivers from, the Code provisions applicable to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Chief Financial Officer, Treasurer and Controller, or with respect to the required elements of the Code on the Company’s website, http://www.digitalriver.com, under the “Investor Relations” link.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

If you wish to communicate with the Board of Directors, with the independent directors as a group or with the Lead Director, you may send your communication in writing to the Company’s Corporate Secretary at 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. You must include your name and address and indicate whether you are a stockholder of the Company. The Corporate Secretary will compile all communications, summarize all lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. For example, the Corporate Secretary will forward stockholder communications recommending potential director nominees to the chairman of the Nominating Committee. The Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the Company for resolution. In this case, the Corporate Secretary will retain a copy of such communication for review by any director upon his request.

Report of the Audit Committee of the Board of Directors(1)

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004, which include the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each year in the periods ended December 31, 2004, 2003 and 2002, and the notes thereto.

The Audit Committee reviews the Company’s consolidated financial statements, corporate accounting and financial reporting process and internal controls on behalf of the Board of Directors. All of the members of the Audit Committee are independent under the current requirements of the Nasdaq Stock Market, Inc. and SEC rules and regulations. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities with respect to the Company’s corporate accounting and financial reporting process, the Audit Committee regularly reviews and discusses the financial statements with management, including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also regularly meets with the Company’s independent auditors who have unrestricted access to the Audit Committee. During the year ended December 31, 2004, the Audit Committee actively participated in overseeing the Company’s efforts in developing and testing internal controls over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with which the Company’s independent auditors issued an unqualified opinion in March 2005.

The Audit Committee determines the engagement and compensation of the independent auditors, evaluates the performance of and assesses the qualifications of the independent auditors, reviews and pre-approves the retention of the independent auditors to perform any proposed permissible non-audit services and monitors the rotation of partners of the independent auditors on the Company engagement team. The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP such auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), and considered the compatibility of any non-audit services with the independence of Ernst & Young LLP.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2004 filed with the SEC in March 2005.

AUDIT COMMITTEE

Thomas F. Madison, Chairman

Perry W. Steiner

J. Paul Thorin

(1)          This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1998 STOCK OPTION PLAN

The Company’s stockholders are being asked to approve the amendment and restatement of the Company’s 1998 Stock Option Plan (the “1998 Plan”). The 1998 Plan was first adopted in June 1998 and provided only for the grant of incentive and nonstatutory stock options to the Company’s and the Company’s subsidiaries’ employees, directors and consultants. In response to a changing compensation environment, the Company wishes to amend and restate the 1998 Plan to allow for the grant of stock awards other than stock options. Specifically, the Company would like the ability to grant restricted stock awards, restricted stock unit awards and performance shares to its and its subsidiaries’ directors, employees and consultants.

The Company has historically included equity incentives as a significant component of compensation for a broad range of the Company’s employees. The Board believes that the variety of equity incentives that the Company will be able to offer under the proposed amendment and restatement of the 1998 Plan is critical to maintaining the Company’s position within the competitive market for qualified personnel.

The Company also wishes to combine the 1998 Plan with the Company’s 1999 Stock Option Plan (the “1999 Plan”). The Company’s stockholders have not previously approved the 1999 Plan because such approval was not required prior July 2003. As part of the amendment and restatement of the 1998 Plan, the Company proposes to suspend the 1999 Plan so that no new stock options will be granted thereunder. Subject to stockholder approval of the amended and restated 1998 Plan, the shares of Common Stock that remain available for issuance under the 1999 Plan now will be available for issuance under the 1998 Plan and any shares of Common Stock underlying stock options outstanding under the 1999 Plan that terminate unexercised again will be available for issuance under the 1998 Plan.

The Company has made other changes to the 1998 Plan to align the purposes of the 1998 Plan with the interests of the Company’s stockholders. For example, the exercise price of stock options granted under the 1998 Plan cannot be less than 100% of the fair market value of the stock on the date of grant. In addition, the Company is prohibited from repricing outstanding stock awards without stockholder approval and from reissuing any shares of Common Stock that are tendered to, or withheld by, the Company to pay the exercise price of any stock option or to satisfy tax withholding.

The amended and restated 1998 Plan provides for a total share reserve of 4,186,389 shares of Common Stock. As of March 1, 2005, we had outstanding options to acquire up to 5,359,930 shares of our Common Stock under all of our equity compensation plans, with an average weighted exercise price of $14.54 and an average weighted term of 7.6 years. Of these options, 1,875,391 shares of Common Stock were reserved under the 1998 Plan and are included in the total share reserve under the amended and restated 1998 Plan as described above. The remaining 3,484,539 shares of Common Stock were reserved under the 1999 Plan and will continue to be so reserved until they terminate unexercised or are exercised and issued. If any of these outstanding options terminate unexercised, then the shares subject to those terminated options will be available for issuance under the 1998 Plan. As of March 1, 2005, there were only 2,310,998 shares available for future awards under all of our continuing equity compensation plans. After combining the 1998 Plan and 1999 Plan, no new awards will be issued under the 1999 Plan and 2,310,998 shares of Common Stock will be available for future grants under the 1998 Plan; provided, however, that for any two shares of Common Stock issued in connection with a restricted stock award, restricted stock unit award or performance shares, three fewer shares will be available for issuance in connection with future awards.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment and restatement of the 1998 Plan. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

The description of the 1998 Plan below is qualified in its entirety by reference to the provisions of the amended and restated 1998 Plan itself, which will now be called “1998 Equity Incentive Plan,” and is attached as Appendix A to these proxy materials. All references to the 1998 Plan describe the plan as amended and restated.

Purpose of the 1998 Plan

The purpose of the 1998 Plan is to provide a means by which eligible participants may be given the opportunity to benefit from increases in value of the Company’s Common Stock, to secure and retain the services of eligible participants, to provide incentives for eligible participants to exert maximum efforts for the Company’s success, and to align the interests of eligible participants with the interests of the Company’s stockholders.

1998 Plan Basics

Eligible participants:	Employees, directors and consultants of the Company and its subsidiaries.
Types of awards:	Incentive stock options	Restricted stock awards
	Nonstatutory stock options	Restricted stock unit awards
Performance shares
Share reserve:

Subject to capitalization adjustments, 4,186,389 shares of Common Stock are reserved under the 1998 Plan, plus any shares of Common Stock subject to options outstanding under the 1999 Plan that expire or otherwise terminate without having been exercised in full.

Limitations:

For any two shares of Common Stock issued in connection with a full value award that does not provide for full payment in cash or property by the participant, three fewer shares will be available for issuance in connection with future awards.

No more than 500,000 shares of Common Stock subject to stock awards may be granted to an eligible participant in any calendar year.
Capitalization adjustments:

Share reserve, limitations, purchase price and number of shares subject to outstanding stock awards will be adjusted in the event of a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization, or similar transaction.

Repricing:	Not permitted without stockholder approval.

Stock Options

Term:	Not more than 10 years from the date of grant.
Exercise price:	Not less than 100% of fair market value on the date of grant.
Consideration:	Cash	Delivery of Common Stock
	Net exercise	Any other form of legal consideration

Transferability:	Nontransferable; except upon death or divorce (nonstatutory stock options only).
Vesting:	To be determined by the Board at the time of grant.
Termination of service:	7 days following termination for cause 90 days following termination without cause Additional time if termination due to death or disability

Restricted Stock Awards; Restricted Stock Unit Awards; and Performance Shares

Purchase price:	Determined by Board at the time of grant; may be zero.
Consideration:	Determined by Board at the time of grant; may be in any form permissible under applicable law.
Vesting:

Determined by Board at time of grant; may be based on achievement of performance objectives; provided that if the vesting schedule is a time-based vesting schedule, such shares shall vest not faster than one-third per year over three years and if the vesting schedule is a performance-based vesting schedule, such shares shall vest not earlier than the first anniversary of the date of grant.

Performance objectives:	Total shareholder return	Net earnings growth
	Earnings per share	Return on assets
	Stock price	Revenues
	Return on equity	Expenses
	Net earnings	Funds from operations
	Related return ratios	Funds form operations per share
	Cash flow	Earnings before interest, taxes, depreciation, and amortization
Payment:	Payable only in shares of Common Stock.
Termination of service:	Unvested portion of the stock award is forfeited.
Dividend equivalents:	Dividend equivalents may be credited in respect of shares of Common Stock equivalents underlying restricted stock unit awards and performance shares.
Transferability:	Stock awards are transferable as provided in the stock award agreement.
Deferral of award payment:

Board may establish one or more programs to permit selected participants to elect to defer receipt of consideration upon exercise of a stock award, the satisfaction of performance objectives, or other events which would entitle the participant to payment, receipt of Common Stock or other consideration.

Additional 1998 Plan Terms

Administration.   The 1998 Plan is administered by the Board, unless the Board delegates administration to a committee of one or more members of the Board. The 1998 Plan is currently administered by the Compensation Committee. In addition, for administrative convenience, the 1998 Plan allows further delegation of authority to a subcommittee composed of one or more members of the Board who need not be “outside directors” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) or “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make awards under the 1998 Plan to “rank and file” recipients, defined as all eligible recipients other than: (i) the CEO of the Company; (ii) the Company’s four most highly compensated executive officers other than the CEO; and (iii) certain other persons covered by Section 162(m) of the Code or Section 16 of the Exchange Act. The Board has delegated the authority to make such grants, subject to acknowledgment by the Board, to Mr. Ronning.

Stock options granted under the 1998 Plan will qualify as “performance-based compensation” under Section 162(m). Other stock awards may, but need not, include performance objectives that satisfy the requirements of Section 162(m). To the extent that stock awards (other than stock options) are intended to qualify as “performance-based compensation” under Section 162(m), the performance objectives will be one of the objectives listed as performance objectives in the preceding section of this plan summary. The Compensation Committee of the Board of Directors of the Company will determine which performance objectives shall apply to specific stock awards.

Tax withholding.   Tax withholding obligations may be satisfied by the eligible participant (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

Corporate Transactions; Securities Acquisition.   In the event of a corporate transaction, the surviving corporation may assume, continue or substitute outstanding stock awards. To the extent that such stock awards are not assumed, continued or substituted, the vesting (and exercisability if applicable) of the stock awards held by eligible participants who are in continuous service with the Company prior to the effective time of the corporate transaction shall be accelerated and, if applicable, terminated at the effective time of the corporate transaction if not exercised prior thereto. In the event of certain securities acquisitions involving more than 50% of the Company’s outstanding securities, the vesting (and exercisability if applicable) of all outstanding stock awards shall be accelerated. The acceleration of the vesting of stock awards in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Amendment; Termination.   The Board may amend the 1998 Plan at any time, provided, that the amendment does not impair the rights of any eligible participant with respect to any outstanding award. Some amendments may require stockholder approval. The Board may suspend or terminate the 1998 Plan at any time. No stock awards will be granted under the 1998 Plan after it is suspended or terminated. Unless sooner terminated by the Board, the 1998 Plan will terminate on June 8, 2008.

Federal Income Tax Consequences

The following is only a brief summary of the effect of U.S. federal income taxation on the 1998 Plan participants and the Company. This summary does not discuss the income tax laws of any other jurisdiction (such as municipality or state) in which the recipient of the award may reside. For purposes of this discussion “Code” is the Internal Revenue Code of 1986, as amended.

Incentive Stock Options.   No tax will be payable by the participant or the Company at the time of grant or exercise of an incentive stock option that satisfies the requirements of Code Section 422. The participant will recognize long term capital gain or loss on the sale or exchange of the shares acquired upon the exercise of the incentive stock option if the participant sells or exchanges the shares at least two years after the date grant and more than one year after the date of exercise. If the participant sells or exchanges the shares earlier than the expiration of these two holding periods, then the participant will recognize ordinary income equal to the lesser of the difference between the exercise price of the option and the fair market value of the shares on the date of exercise or the difference between the sales price and the exercise price. Any additional gain on the sale of the shares will be capital gain. The Company will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income, subject to certain reporting requirements.

Nonstatutory Stock Options.   No tax will be payable by the participant or the Company at the time of grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the excess, if any, of the fair market value of the shares with respect to which the award is exercised over the exercise price of the award will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the exercise price.

Restricted Stock.   Generally, no taxes are due when the restricted stock award is initially granted and no deduction will be taken by the Company at that time. The fair market value of the shares subject to the award is taxable as ordinary income when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid by the participant on the value of the shares at ordinary rates when the restrictions lapse and the Company will be entitled to a corresponding deduction. Any profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss.

Restricted Stock Units and Performance Shares.   Generally, no taxes are due when the restricted stock units or performance shares are initially granted and no deduction is taken by the Company at that time. The fair market value of the shares subject to the award is taxable to the participant when the shares are paid to the participant subject to the design limitations and requirements of Code Section 409A. The Company will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income.

Section 162(m).   Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. As described above, stock options granted under the 1998 Plan qualify as “performance-based compensation” under Section 162(m). Other stock awards will qualify as “performance-based compensation” if the grant of the stock award or the vesting of the stock award is subject to one or more performance objectives that satisfy the requirements of Section 162(m).

Deferred Compensation.   Subject to further guidance from the Internal Revenue Service, restricted stock awards, restricted stock unit awards and performance shares that may be deferred beyond the vesting date are deferred compensation and subject to the design limitations and requirements of Code Section 409A. If the limitations and requirements of Code Section 409A are violated, deferred amounts will be subject to tax at ordinary income rates immediately upon such violation and will be subject to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have occurred had the deferred compensation been included in gross income in the taxable year in which it was first deferred.

OTHER EQUITY PLANS

2000 EMPLOYEE STOCK PURCHASE PLAN

In March 2000, the Board adopted the Company’s 2000 Employee Stock Purchase Plan (the “Purchase Plan”) to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions. All employees of the Company, including officers, who are regularly scheduled to work at least 20 hours per week and at least 5 months per year are eligible to participate in the Purchase Plan. The rights to purchase Common Stock that are granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. The Purchase Plan is administered by the Board and the Compensation Committee and is implemented by offerings of rights to purchase Common Stock from time to time to all eligible employees. The Purchase Plan permits offerings up to 27 months in duration. However, currently each offering under the Purchase Plan is six months in duration. Employees who participate in an offering under the Purchase Plan have the right to purchase up to the number of shares of Common Stock equal to a percentage designated by the Board (currently, up to 10%) of an employee’s earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Board, to the purchase of shares of Common Stock. The purchase price per share at which shares of Common Stock are sold in each offering under the Purchase Plan equals the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering or the purchase date. The Board has amended the Purchase Plan from time to time to increase the number of shares reserved for issuance under the Purchase Plan, which amendments were approved by the Company’s stockholders, most recently at the Company’s 2003 Annual Meeting. Currently, there are 1,200,000 shares reserved for issuance under the Purchase Plan, of which as of March 1, 2005, 516,717 shares of Common Stock had been purchased.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since June 13, 2002. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

AUDIT FEES

During the last two fiscal years ended December 31, 2004 and 2003, respectively, the aggregate fees billed by Ernst & Young LLP for the professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Forms 10-Q were approximately $1,650,000 and $277,400, respectively. Approximately $585,000 of the fiscal 2004 Audit Fees relate to the additional professional services in connection with the Company’s preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Company is required to comply with Section 404 as of its fiscal year ended December 31, 2004.

AUDIT-RELATED FEES

“Audit-related” fees are billed for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees.” These services include professional services requested by the Company in connection with review of SEC filings, merger and acquisition due diligence, employee benefit plan audits and attest services pursuant to Statement on Auditing Standard (SAS) No. 70. The aggregate Audit-Related Fees billed by Ernst & Young LLP were approximately $510,000 and $40,500 for the fiscal years ended December 31, 2004 and 2003, respectively.

TAX FEES

Tax fees are billed for professional services for tax compliance, tax advice and tax planning. These services include assistance with tax return preparation and review, federal, state and international tax compliance, strategic tax planning services, including in connection with the Company’s international subsidiaries, and structuring of acquisitions. The aggregate fees billed by Ernst & Young LLP for these services were approximately $509,000 and $286,354 for the fiscal years ended December 31, 2004 and 2003, respectively.

ALL OTHER FEES

During the last two fiscal years ended December 31, 2004 and 2003, respectively, there were no fees billed by Ernst & Young LLP for professional services other than those described above.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the Company’s independent auditors. The Audit Committee meets with the Company’s independent auditors to pre-approve the annual scope of accounting services to be performed, including all audit and non-audit services, and the related fee estimates. Pre-approval is detailed as to the particular service or category of services to be provided and is generally subject to a specific budget. The Audit Committee also meets with the Company’s independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to the Company’s earnings announcements, to review the results of their work. As appropriate, management and the Company’s independent auditors update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved.

Under its charter, the Audit Committee has the authority and responsibility to review and approve the retention of the Company’s outside auditors to perform any proposed permissible non-audit services. The Audit Committee may delegate this authority to one or more Committee members, but any approvals of non-audit services made pursuant to this delegated authority must be presented to the full Committee at its next meeting. To date, the Audit Committee has not delegated its approval authority, and all audit and non-audit services provided by Ernst & Young LLP have been pre-approved by the Audit Committee in advance.

AUDITORS’ INDEPENDENCE

The Audit Committee has determined that the rendering of all the aforementioned services by Ernst & Young LLP were compatible with maintaining the auditors’ independence. During the fiscal year ended December 31, 2004, none of the total hours expended on the Company’s financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP’s full-time permanent employees.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 1, 2005, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
American Express Financial Corporation 200 AXP Financial Center Minneapolis, MN 55474	1,927,086	5.6%
American Century Investment Management, Inc. 4500 Main Street 9th Floor Kansas City, MO 64111	3,870,806	11.3%
Joel A. Ronning(2)	2,427,885	6.8%
Carter D. Hicks(3)	47,593	*
William J. Lansing(4)	124,365	*
Thomas F. Madison(5)	23,519	*
Perry W. Steiner(6)	10,832	*
J. Paul Thorin(7)	74,999	*
Frederic M. Seegal(8)	24,998	*
All directors and executive officers as a group (7 persons)(9)	2,734,191	7.6%

*                    Less than one percent.

(1)          This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o Digital River, Inc., 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. Applicable percentages are based on 34,179,543 shares outstanding on March 1, 2005, adjusted as required by rules promulgated by the SEC.

(2)          Includes 1,487,082 shares issuable upon exercise of options exercisable within 60 days of March 1, 2005.

(3)          Includes 42,296 shares issuable upon exercise of options exercisable within 60 days of March 1, 2005.

(4)          Includes 89,165 shares issuable upon exercise of options exercisable within 60 days of March 1, 2005.

(5)          Includes 19,687 shares issuable upon exercise of options exercisable within 60 days of March 1, 2005.

(6)          Includes 10,832 shares issuable upon exercise of options exercisable within 60 days of March 1, 2005.

(7)          Includes 69,999 shares issuable upon exercise of options exercisable within 60 days of March 1, 2005.

(8)          Includes 24,998 shares issuable upon exercise of options exercisable within 60 days of March 1, 2005.

(9)          See footnotes number 2 through 8 above. Includes 1,744,059 shares issuable upon exercise of options exercisable within 60 days of March 1, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that each of Messrs. Ronning, Hicks, Madison, Lansing, Seegal, Steiner and Thorin filed one late report on Form 4 covering an option grant made to each of them in early 2004 and one late report on Form 5, covering an option grant made to each of them in 2003.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

	(A)	(B)	(C)
			Number of securities
			remaining available for
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	1,978,607 (1)	$13.62	1,636,180 (2)
Equity compensation plans not approved by security holders(3)	3,736,133	$14.11	820,163
Total	5,714,740	$13.94	2,456,343

(1)          Includes 1,978,607 shares of the Company’s Common Stock to be issued upon exercise of outstanding stock options granted under the 1998 Plan, but does not include 27,777 shares of the Company’s Common Stock issued under the 2000 Employee Stock Purchase Plan.

(2)          Includes 1,636,180 shares of the Company’s Common Stock available for issuance under the 1998 Plan, but does not include 711,060 shares of the Company’s Common Stock available for issuance under the 2000 Employee Stock Purchase Plan.

(3)          The Company’s 1999 Plan, which was in effect as of December 31, 2004, and was the only equity compensation plan not approved by security holders, was adopted by the Board in 1999 and provided for grants of nonstatutory stock options to employees and consultants of the Company. Stockholder approval of the 1999 Plan and its amendments had not been required prior to July 2003. In February 2001, the Board amended the plan to allow the Board and the Compensation Committee to grant options under the plan to officers and directors of the Company, not to exceed 40% of the shares reserved for issuance under such plan. An aggregate of 1,300,000 shares of Common Stock were initially reserved for issuance under the plan. The Board has amended the 1999 Plan from time to time (but prior to July 2003) to increase this share reserve. The aggregate number of shares of Common Stock reserved for issuance under the 1999 Plan when it was last amended was 8,450,000.

COMPENSATION OF DIRECTORS

In 2004, non-employee directors received cash compensation of $2,500 for each regular board meeting they attended, and an annual option to purchase 10,000 shares of the Company’s Common Stock vesting quarterly over a three-year period. In addition, each non-employee director received a second option to purchase an additional 10,000 shares of the Company’s Common Stock, which becomes 100% exercisable if and only if the non-employee director continues to hold the shares underlying the first option for the full three-year vesting period. This structure is designed to further align the directors’ interests with the interests of the Company’s stockholders and to provide incentives for the directors to make a long-term investment in and retain their equity holdings in the Company.

In addition to the aforementioned option grants, which were made to all non-employee directors, in 2004, the chairmen of the Audit, Compensation and Finance Committees received additional option grants of 7,500, 5,000 and 5,000 shares, respectively, vesting quarterly over a three-year period beginning on the date of grant. Each member of the Audit Committee (other than the chairman) received an annual option to purchase another 2,500 shares of Common Stock, vesting quarterly over a three-year period beginning on the date of grant. No options were granted in 2004 to the members of the Nominating Committee for services on that committee.

In February 2005, the Board of Directors of the Company approved modifications to the compensation program for the Company’s non-employee directors. Under the program, non-employee directors will continue to receive cash compensation in the amount of $2,500 for each regular meeting of the Board they attend in person, which compensation decreases to $1,000 if the meeting is attended telephonically. In addition, each non-employee director will continue to receive an annual option to purchase 10,000 shares of the Company’s Common Stock, which vests quarterly over a three-year period, and a second option to purchase an additional 10,000 shares of the Company’s Common Stock, which becomes 100% exercisable if and only if the non-employee director continues to hold the shares underlying the first option for the full three-year vesting period.

In addition to the aforementioned option grants, which are made to all non-employee directors, the chairmen of the Compensation and Finance Committees and the Board’s Lead Director, each receives additional annual options to purchase 5,000 shares; the chairman of the Audit Committee receives an additional annual option to purchase 12,500 shares; and each member of the Audit Committee (other than the chairman) receives an annual option to purchase another 5,000 shares of Common Stock. All of these options vest quarterly over a three-year period beginning on the date of grant.

The Board of Directors annually evaluates and considers whether to modify or maintain the compensation program of the non-employee directors.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other most highly compensated executive officer at December 31, 2004, who received compensation in excess of $100,000 in fiscal year 2004 (the “Named Executive Officers”). At December 31, 2004, the Company had only one such other executive officer.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Joel A. Ronning	2004	$250,000	$1,000,000	(2)	—	200,000	$6,500
Chief Executive Officer	2003	250,000	600,000	(3)	—	200,000	5,300
	2002	248,958	372,000	(4)	—	200,000	5,500
Carter D. Hicks(5)	2004	$250,000	—		—	50,000	$6,500
Chief Financial Officer	2003	241,730	—		—	50,000	5,300
	2002	181,250	—		—	120,000	5,500

(1)          Represents amounts attributable to each of Messrs. Ronning and Hicks for 401(k) matching contributions by the Company in the following amounts: $5,500 in fiscal year 2002, $5,300 in fiscal year 2003 and $6,500 in fiscal year 2004.

(2)          Paid in March 2005 for performance in 2004.

(3)          Paid in March 2004 for performance in 2003.

(4)          Paid in March 2003 for performance in 2002.

(5)          Mr. Hicks was elected to the position of Chief Financial Officer in April 2002.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under its 1998 Plan and 1999 Plan. As of March 1, 2005, options to purchase a total of 1,875,391 shares were outstanding under the 1998 Plan and options to purchase 1,469,180 shares remained available for grant thereunder. In addition, as of March 1, 2005, options to purchase a total of 3,484,539 shares were outstanding under the 1999 Plan and options to purchase 841,818 shares remained available for grant thereunder.

The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise Or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Granted (#)(1)	Year(2)	($/Sh)(3)	Date	5% ($)	10% ($)
Joel A. Ronning	200,000	12.5%	$22.98	2/9/2014	$2,890,400	$7,324,840
Carter D. Hicks	50,000	3.1%	20.60	3/9/2014	$647,761	$1,641,555

(1)          Stock options generally become exercisable at a rate of 6.25% at the three-month anniversary of the vesting commencement date and 6.25% each three months thereafter and expire ten years from the date of grant, or earlier upon termination of employment.

(2)          Based on options to purchase 1,603,600 shares of the Company’s Common Stock granted in the fiscal year ended December 31, 2004.

(3)          All options were granted at the fair market value of the Company’s Common Stock on the date of grant.

(4)          The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company’s estimate or projection of the future Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(2)
Name	(#)	($)(1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joel A. Ronning	256,668	$7,367,301	1,387,081	400,001	$48,369,137	$10,538,224
Carter D. Hicks	108,782	$2,971,361	22,035	116,095	$779,550	$3,539,444

(1)          The value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price.

(2)          The valuations are based on the fair market value of the Company’s Common Stock on December 31, 2004, of $41.61 minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

In May 1998, the Company entered into an employment and non-competition agreement with Joel A. Ronning, the Company’s Chief Executive Officer. The term of the employment agreement is for a period of two years (the “Expiration Date”) with automatic one-year renewals if not terminated prior to the Expiration Date (as extended in connection with any renewed term). Mr. Ronning’s compensation pursuant to the employment agreement consists of a base salary of $250,000. In 2004, Mr. Ronning’s compensation also included a cash bonus of $1,000,000 based on his and the Company’s performance, which was paid in early 2005. In February 2004, Mr. Ronning was granted stock options to purchase an aggregate of 200,000 shares of the Company’s Common Stock as part of his compensation. The options vest quarterly over four years. Future annual bonuses and stock option awards will be determined at the discretion of the Compensation Committee. In the event of Mr. Ronning’s termination under certain circumstances, including termination upon a change in control of the Company, he will be entitled to termination payments equal to his base salary at the time of termination plus a weighted three year average of his annual bonus amount. In the event of a change of control, any unvested and unexercised stock options held by Mr. Ronning will immediately vest and become exercisable. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company. Mr. Ronning also has agreed not to compete with the Company in countries or territories where the Company conducts business for a period of 12 months following termination under certain circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Seegal. No current member of the Compensation Committee is or has ever been an officer or employee of the Company, or has had any relationship with the Company that is required to be disclosed under Item 404 of Regulation S-K. No executive officer of the Company serves on the board of directors or as a member of a compensation committee of any entity that has or has had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(2)

INTRODUCTION

The Company’s executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the “Committee”). The Committee consists of three independent directors who are not, and have never been, employees or officers of the Company. The Committee is responsible for the design, administration and oversight of the compensation and benefits programs for the Company’s executive officers, including the Chief Executive Officer, and the Committee’s determinations are reviewed with all of the non-employee directors of the Company.

PHILOSOPHY

The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the Company and its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate and individual performance. The policies, plans and programs are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All policies, plans and programs are reviewed at least annually to ensure that they meet the current strategies and needs of the business. In 2005, the Committee plans to retain an independent consulting firm as an advisor and resource to assist the Committee in further developing and executing the Company’s total compensation strategy.

COMPENSATION PLANS

The Company’s executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

Base Salary

Base salary is the fixed portion of executive compensation targeted at the median level for emerging technology companies with similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Committee reviews with the Chief Executive Officer an annual salary plan for the Company’s executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company’s Chief Executive Officer based on publicly available competitive compensation information on organizations with similar characteristics, such as size, scope of operations, revenue growth and business focus, and on performance judgments as to the past and expected future contributions of the individual executives. Additional factors include levels of responsibility, breadth of knowledge and expertise and prior experience. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee’s assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

(2)          This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Annual Incentives

The variable portion of executive compensation is paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Accordingly, the bonus plan for 2004 was based on achieving certain revenue and earnings levels. The Committee believes these goals are the strongest drivers of long-term value for the Company. The bonus payable to the Chief Executive Officer was based on the pre-established performance goals related to exceeding revenue and earnings targets and the Company’s overall performance during the year as described.

Equity Incentives

Long-term equity incentives are provided through grants of stock options to executive officers and other key employees pursuant to the Company’s 1998 Plan and the Company’s 1999 Plan (the “Option Plans”). The stock component of compensation is intended to retain and motivate employees to grow long-term stockholder value. Initial grants of stock options are generally made to eligible employees upon commencement of employment. Following the initial hire, additional grants may be made to participants pursuant to a periodic grant program or following a significant change in job responsibilities, scope or title. Stock options under the Option Plans generally vest over a four-year period and expire ten years from the date of grant. Stock options are granted at fair market value and have value only if the Company’s stock price increases. The Committee believes this element of the total compensation program directly links the executive’s interests with those of the stockholders and the long-term performance of the Company.

The Committee establishes the number and terms of options granted under the Option Plans to the executive officers. The Committee encourages executives to build a substantial ownership investment in the Company’s Common Stock. The table on page 17 reflects the ownership position of the directors and executive officers at March 1, 2005. Outstanding performance by an individual executive officer is recognized through larger option grants.

The Committee has delegated authority for granting certain options to the Company’s Chief Executive Officer. All options granted by the Chief Executive Officer require acknowledgement by the Board of Directors. The Compensation Committee retains the authority to approve option grants to executive officers and directors of the Company.

Out of a total of 1,603,600 options granted in 2004, executive officers of the Company received grants for 250,000 shares, or approximately 15.6% of the total options granted in 2004.

As an integral component of its long-term strategic planning process, the Committee evaluates a number of factors impacting its employee compensation philosophy, including the Company’s stage of growth, competitive environment, business complexity and market opportunity. One of the key conclusions from this analysis was that Digital River continues to operate in a high growth environment that is subject to rapid change, complexity and a multitude of business risks. To continue its record of success in this challenging environment, the Company believes that its compensation practices must remain competitive with practices of peer group companies with similar growth rates and long-term opportunities.

In particular, the Company believes it must maintain its ability to effectively compete with other high growth companies, including smaller public and private companies, for the entrepreneurial, highly-motivated and innovative employees considered essential to its growth strategy. To that end, the Company concluded that retaining the use of employee stock options was an extremely important element of total compensation allowing it to maintain its competitive position and to attract the caliber of employee essential to its long-term growth strategy. However, it also is essential for the Company to be able to offer employees, including executive officers, other long-term equity incentives, such as restricted stock.

Accordingly, in early 2005, the Committee approved an amendment and restatement of the 1998 Plan to combine it with the 1999 Plan and to give the Company the flexibility to grant equity incentive awards other than stock options under the combined plan. Subject to stockholder approval of the amended and restated 1998 Plan at this Annual Meeting, the Company will be able to grant restricted stock awards, restricted stock unit awards and performance shares in addition to stock options under the 1998 Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The compensation of Mr. Ronning, the Company’s Chief Executive Officer, consists of all three of the above-described components. The Committee believes that the compensation awarded to Mr. Ronning should reflect the Company’s overall performance and, accordingly, for the year ended December 31, 2004, the Committee used a number of factors and criteria to determine Mr. Ronning’s compensation, including the Company’s ability to achieve a full year of profitability, penetrate new markets, complete strategic acquisitions, and manage operating expenses.

The Committee did not increase Mr. Ronning’s base salary in 2005 from the prior year. This reflected the Committee’s belief that Mr. Ronning’s base salary is at a competitive level for similar technology companies. However, based upon the Company’s overall performance in 2004, which exceeded financial targets for every quarter and for the entire year, and the achievement of pre-established performance goals, as well as Mr. Ronning’s leadership of the Company’s management throughout the year, a bonus of $1,000,000 was paid to Mr. Ronning for 2004.

While the Committee encourages executives to build a substantial ownership investment in the Company’s Common Stock, Mr. Ronning maintains a significant ownership position, as described in the table on page 15. Based on the limited number of shares available for future grants under the Option Plans, the Committee determined not to grant Mr. Ronning any additional equity incentives at this time, although equity awards may be granted to Mr. Ronning in the future in the Committee’s discretion. The Committee believes that Mr. Ronning’s compensation is comparable to that received by the chief executive officers of similar technology companies.

Section 162(m)

Digital River is limited by Section 162(m) of the Code to a deduction for federal income tax purposes of up to $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it meets certain technical requirements to be classified as “performance-based compensation.”  Although the Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forego deductibility when the Committee believes it to be in the best interests of the Company and its stockholders.

The Committee believes that the programs described above provide compensation that is competitive with comparable high growth technology companies, link executive and stockholder interests, and provide the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company’s performance and stockholder value as a basis for determining the Company’s ongoing compensation policies and practices.

COMPENSATION COMMITTEE
William J. Lansing, Chairman
Thomas F. Madison
Frederic M. Seegal

PERFORMANCE MEASUREMENT COMPARISON(3)

The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a total stockholder return of an investment of $100 in cash on August 11, 1998 (the date on which the Company’s Common Stock began trading on the Nasdaq National Market) for (i) the Company’s Common Stock; (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the “Nasdaq Composite Index”); and (iii) the RDG Technology Composite Index. The RDG Technology Composite Index is composed of approximately 500 technology companies in the semiconductor, electronics, medical and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF 76 MONTH CUMULATIVE TOTAL RETURN*
AMONG DIGITAL RIVER, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE RDG TECHNOLOGY COMPOSITE INDEX

*                    $100 invested on 8/11/98 in stock or on 7/31/98 in index, including reinvestment of dividends. Fiscal year ending December 31.

(3)          This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Digital River stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Investor Relations, Digital River, Inc., 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344 or contact our Investor Relations department at (952) 253-1234. The Company will promptly deliver upon written or oral request a separate copy of the annual report or proxy statement to a security holder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

CARTER D. HICKS
Secretary
Eden Prairie, Minnesota
April 7, 2005

A copy of the 2004 Annual Report to Stockholders accompanies this Proxy Statement. The Company’s annual report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, is available at no charge to stockholders upon written request to the Company at Investor Relations, Digital River, Inc., 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. Copies also may be obtained without charge through Digital River’s website at http://www.digitalriver.com, as well as the SEC’s website at http://www.sec.gov.

Appendix A

DIGITAL RIVER, INC.

1998 EQUITY INCENTIVE PLAN
(FORMERLY KNOWN AS THE 1998 STOCK OPTION PLAN)

INITIALLY ADOPTED: JUNE 1998
INITIALLY APPROVED BY STOCKHOLDERS: JULY 27, 1998

AMENDED AND RESTATED: MARCH 28, 2005
APPROVED BY STOCKHOLDERS: MAY     , 2005

TERMINATION DATE: JUNE 8, 2008

1.              PURPOSES.

(a)            Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b)            Available Stock Awards.   The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following types of awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Restricted Stock Awards; (iv) Restricted Stock Units Awards; and (v) Performance Shares.

(c)            General Purpose.   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates, and to align the interests of such persons with the interests of the Company’s stockholders.

2.              DEFINITIONS.

(a)            “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)            “Board” means the Board of Directors of the Company.

(c)            “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).

(d)            “Cause” means any (i) willful breach of any agreement entered into with the Company; (ii) misappropriation of the Company’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company; (iii) conviction of any felony or crime involving moral turpitude; or (iv) other act as determined by the Board in its discretion.

(e)            “Code” means the Internal Revenue Code of 1986, as amended.

(f)             “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g)            “Common Stock” means the common stock of the Company.

(h)            “Company” means Digital River, Inc., a Delaware corporation.

(i)             “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j)             “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a Consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence agreement.

(k)            “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)             a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iii)          a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)             “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m)           “Director” means a member of the Board.

(n)            “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o)            “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p)            “Entity” means a corporation, partnership or other entity.

(q)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary, (B) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(s)            “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)             If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or, if such day of determination does not fall on a market trading day, then the last market trading day prior to the date of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(t)             “Full Value Award” means a Stock Award that does not provide for full payment in cash or property by the Participant.

(u)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)            “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(w)            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x)            “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(y)            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z)            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa)          “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb)          “Own,” “Owned,” “Ownership.” A person or Entity shall be deemed to “Own,” to have “Owned,” or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(cc)          “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(dd)          “Performance Share” means a Stock Award denominated in shares of Common Stock equivalents granted pursuant to Section 7(c) that may be earned in whole or in part based upon attainment of performance objectives established by the Board pursuant to Section 8.

(ee)          “Performance Share Agreement” means a written agreement between the Company and a holder of Performance Shares evidencing the terms and conditions of an individual Performance Share award. Each Performance Share Agreement shall be subject to the terms and conditions of the Plan.

(ff)            “Plan” means this Digital River, Inc. 1998 Equity Incentive Plan.

(gg)          “Restricted Stock Award” means shares of Common Stock granted pursuant to the terms and conditions of Section 7(a).

(hh)          “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of Restricted Stock evidencing the terms and conditions of an individual Restricted Stock Award. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii)            “Restricted Stock Unit Award” means a Stock Award denominated in shares of Common Stock equivalents granted pursuant to the terms and conditions of Section 7(b) in which the Participant has the right to receive a specified number of shares of Common Stock over a specified period of time.

(jj)            “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of an individual Restricted Stock Unit Award. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(kk)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ll)            “Securities Act” means the Securities Act of 1933, as amended.

(mm)       “Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, and Performance Shares.

(nn)          “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo)          “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(pp)          “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.                                           ADMINISTRATION.

(a)            Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)            Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)             To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)           To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)          To amend the Plan or a Stock Award as provided in Section 13.

(iv)           To terminate or suspend the Plan as provided in Section 14.

(v)            Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)            Delegation to Committee.

(i)             General.   The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)           Section 162(m) and Rule 16b-3 Compliance.   In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d)            Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                                           SHARES SUBJECT TO THE PLAN.

(a)            Share Reserve.   Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Four Million One Hundred Eighty-Six Thousand Three Hundred Eighty-Nine (4,186,389) shares of Common Stock plus any shares of Common Stock subject to options outstanding under the Company’s 1999 Stock Option Plan that expire or otherwise terminate, in whole or in part, without having been exercised in full and that again become available for issuance.

(b)            Limitation on Full Value Awards.   Notwithstanding the provisions of Section 4(a), for any two (2) shares of Common Stock issued in connection with a Full Value Award, three (3) fewer shares of Common Stock will be available for issuance in connection with Options and future Stock Awards under Section 4(a).

(c)            Reversion of Shares to the Share Reserve.   If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(d)            Source of Shares.   The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                                           ELIGIBILITY.

(a)            Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)            Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)            Section 162(m) Limitation on Annual Grants.   Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards covering more than five hundred thousand (500,000) shares of Common Stock during any calendar year.

(d)            Consultants.   A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.                                           OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)            Term.   Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b)            Exercise Price.   Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)            Consideration.   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash, by check or in other equivalent form at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock or (2) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

(d)            Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)            Transferability of a Nonstatutory Stock Option.   A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)             Vesting Generally.   The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g)            Termination of Continuous Service.   In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. Notwithstanding the foregoing, in the event that Optionholder is terminated for Cause, the Option shall terminate as of the date of the Optionholder’s termination of Continued Service; provided, however, that for Options granted after May 1, 2001, if Optionholder is terminated for Cause, the Option shall terminate seven (7) days after the termination of the Optionholder’s Continuous Service.

(h)            Extension of Termination Date.   An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of ninety (90) days after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i)             Disability of Optionholder.   In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within the period of time specified in the Option Agreement; provided, however, that such vested Options shall not be exercisable for a period greater than one (1) year following the Optionholder’s termination of Continuous Service due to Disability. If no such period is specified in the Option Agreement, then any vested outstanding Options shall be exercisable only within thirty (30) days following the Optionholder’s termination of Continuous Service due to Disability. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)             Death of Optionholder.   In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(d) or 6(e), but only within the period of time specified in the Option Agreement; provided, however, that such vested Options shall not be exercisable for a period greater than one (1) year following the Optionholder’s death. If no such period is specified in the Option Agreement, then any vested outstanding Options shall be exercisable only within six (6) months following the Optionholder’s death. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k)            Early Exercise.   The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.                                           PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)            Restricted Stock Awards.   Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreement may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)             Consideration.   At the time of grant of a Restricted Stock Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii)           Vesting.   Shares of Common Stock acquired pursuant to the Restricted Stock Award shall be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. The Board may condition the vesting of the shares acquired pursuant to the Restricted Stock Award upon the attainment of specified performance objectives established by the Board pursuant to Section 8 or such other factors as the Board may determine in its sole discretion, including time-based vesting; provided, however, that if the vesting schedule is a time-based vesting schedule, such shares shall vest not faster than one-third per year over three years and if the vesting schedule is a performance-based vesting schedule, such shares shall vest not earlier than the first anniversary of the date of grant.

(iii)          Termination of Participant’s Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award Agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the Restricted Stock Award Agreement.

(iv)           Transferability.   Rights to acquire shares of Common Stock pursuant to the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded pursuant to the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

(b)            Restricted Stock Unit Awards.   Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, but each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)             Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii)           Vesting.   At the time of grant of a Restricted Stock Unit Award, the Board shall impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its absolute discretion, deems appropriate. The Board may condition the vesting of the Restricted Stock Unit Award upon the attainment of specified performance objectives established by the Board pursuant to Section 8 or such other factors as the Board may determine in its sole discretion, including time-based vesting; provided, however, that if the vesting schedule is a time-based vesting schedule, such Stock Award shall vest not faster than one-third per year over three years and if the vesting schedule is a performance-based vesting schedule, such Stock Award shall vest not earlier than the first anniversary of the date of grant.

(iii)          Payment.   A Restricted Stock Unit Award will be denominated in shares of Common Stock equivalents. A Restricted Stock Unit Award will be settled by the delivery of shares of Common Stock.

(iv)           Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock equivalents covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock equivalents covered by the Restricted Stock Unit Award by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equivalents covered by the Restricted Stock Unit Award then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend, or in such other manner as determined by the Board. Any additional share equivalents covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(v)            Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(vi)           Transferability.   Restricted Stock Units shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit Agreement, as the Board shall determine in its discretion.

(c)              Performance Shares.   Each Performance Share Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Agreements may change from time to time, and the terms and conditions of separate Performance Share Agreements need not be identical; provided, however, that each Performance Share Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)             Consideration.   At the time of grant of Performance Shares, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Performance Shares. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Performance Shares will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii)           Vesting.   At the time of grant of Performance Shares, the Board shall impose such restrictions or conditions to the vesting of the Performance Shares as it, in its discretion, deems appropriate. The Board may condition the grant of Performance Shares upon the attainment of specified performance objectives established by the Board pursuant to Section 8 or such other factors as the Board may determine in its sole discretion; provided, however, that such Performance Shares shall vest not earlier than the first anniversary of the date of grant.

(iii)          Payment.   Performance Shares will be denominated in shares of Common Stock Equivalents. Performance Shares will be settled by the delivery of shares of Common Stock.

(iv)           Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock equivalents covered by Performance Shares, as determined by the Board and contained in the Performance Share Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock equivalents covered by the Performance Shares by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equivalents covered by the Performance Shares then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend, or in such other manner as determined by the Board. Any additional share equivalents covered by the Performance Shares credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Performance Share Agreement to which they relate.

(v)            Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Performance Share Agreement, such portion of the Performance Shares that have not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(vi)           Transferability.   Performance Shares shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Agreement, as the Board shall determine in its discretion.

(d)            Deferral of Award Payment.   The Board may establish one or more programs under the Plan to permit selected Participants to elect to defer receipt of consideration upon exercise of a Stock Award, the satisfaction of performance objectives, or other events which, absent such an election, would entitle such Participants to payment or receipt of Common Stock or other consideration under a Stock Award. The Board may establish the election procedures of such deferrals, the mechanisms for payment of Common Stock or other consideration subject to deferral (including accrual of interest or other earnings, if any, on amounts with respect thereto) and such other terms, conditions, rules and procedures that the Board deems advisable and in compliance with Section 409A of the Code.

8.              PERFORMANCE OBJECTIVES.

The Board shall determine the terms and conditions of Stock Awards at the date of grant or thereafter; provided that performance objectives, if any, related to Stock Awards granted to Covered Employees shall be established by the Board not later than the latest date permissible under Section 162(m) of the Code. To the extent that such Stock Awards are paid to Covered Employees the performance objectives to be used, if any, shall be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; revenues; expenses; funds from operations (FFO); and FFO per share. Performance objectives, if any, established by the Board may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants.

9.              COVENANTS OF THE COMPANY.

(a)            Availability of Shares.   During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)            Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.            USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.            MISCELLANEOUS.

(a)            Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)            Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)            No Employment or other Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)            Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

(e)            Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)             Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g)            Foreign Employees.   Without amending the Plan, the Board may grant Stock Awards to eligible Employees, Directors and Consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Board may make such modification, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has Employees, Directors and Consultants.

(h)            Indemnification.   In addition to such other rights of indemnification as they may have and subject to limitations of applicable law, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid to them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding. The Board member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Board member or members undertake to defend the same on their own behalf.

12.            ADJUSTMENTS UPON CHANGES IN STOCK.

(a)            Capitalization Adjustments.   If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(c) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)            Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c)            Corporate Transaction.   In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)            Securities Acquisition.   In the event of an acquisition by any Exchange Act Person of the beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (other than an acquisition pursuant to Section 12(c) above), then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting (and exercisability, if applicable) of such Stock Awards shall be accelerated in full.

13.            AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)            Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or the listing requirements of the national exchange and/or Nasdaq Stock Market, as applicable.

(b)            Stockholder Approval.   The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c)            Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)            No Impairment of Rights.   Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)            Amendment of Stock Awards.   The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.            TERMINATION OR SUSPENSION OF THE PLAN.

(a)            Plan Term.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 9, 2008. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)            No Impairment of Rights.   Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.            NO AUTHORITY TO REPRICE.

Without the consent of the stockholders of the Company, except as provided in Section 12(a), the Administrator shall have no authority to effect either (i) the repricing of any outstanding Options under the Plan or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

16.            EFFECTIVE DATE OF PLAN.

The amended and restated Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of Stock Awards other than Options, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17.            CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

FORM OF PROXY CARD

DIGITAL RIVER, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 25, 2005
3:30 p.m.
Radisson Plaza Hotel
35 South 7th Street
Minneapolis, Minnesota 55402

DIGITAL RIVER, INC. 9625 West 76th Street, Suite 150 Eden Prairie, MN 55344	proxy

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the “Company”), will be held on Wednesday, May 25, 2005, at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the purposes stated on the reverse.

By signing the proxy, you revoke all prior proxies and appoint Joel A. Ronning and Carter D. Hicks, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 28, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

See reverse for voting instructions.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK***EASY *** IMMEDIATE

•       Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 24, 2005.

•       Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/driv/—QUICK *** EASY *** IMMEDIATE

•       Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 24, 2005.

•       Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to

Digital River, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR all Proposals.

1. Election of directors:	01 Thomas F. Madison	☐ Vote FOR the nominee (except as marked)	☐ Vote WITHHELD from the nominee
(Instructions: To withhold authority to vote for the indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

\/ Please fold here \/

2. To approve an amendment and restatement of the Company’s 1998 Stock Option Plan that would combine the 1998 Plan with the Company’s 1999 Stock Option Plan and would give the Company the flexibility to grant restricted stock awards, restricted stock unit awards and performance shares, in addition to incentive and nonstatutory stock options, to the directors, employees and consultants of the Company and its subsidiaries under the combined plan.

	☐ For	☐ Against	☐ Abstain
3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.
	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:	Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.